Exhibit 10.2

Effective as of June 30, 2005

Spectrum Sciences & Software Holdings Corp.
3130 Fairview Park Drive, Suite 400
Falls Church, Virginia 20852

IN RE: Horne Engineering Services, LLC

Dear Sir or Madam:

     Horne Engineering Services, LLC, a Virginia limited liability company (the “Borrower”), successor by merger to Horne Engineering Services, Inc., a Virginia corporation is obligated to Bank of America, N. A. (“BOA”) on (1) a revolving line of credit loan in the principal amount of Four Million and 00/100 Dollars ($4,000,000.00) (the “Revolving Loan”), said Revolving Loan being evidenced by a Revolving Note dated as of August 12, 2004, payable by Borrower to BOA in the principal amount of Four Million and 00/100 Dollars ($4,000,000.00), as modified by that certain First Amendment to Revolving Note dated as of June 30, 2005 (collectively, the “Revolving Note”) and (2) a second revolving line of credit loan in the principal amount of Ten Million and 00/100 Dollars ($10,000,000.00) (the “Contract Loan”, which together with the Revolving Loan are hereby collectively referred to as the “BOA Credit Facilities”), said Contract Loan being evidenced by a Contract Note dated as of August 12, 2004, payable by Borrower to BOA in the principal amount of Three Million and 00/100 Dollars ($3,000,000.00), as modified and increased to a principal amount of Ten Million and 00/100 Dollars ($10,000,000.00) by that certain First Amendment to Contract Note dated as of June 30, 2005 (collectively, the “Contract Note”). The BOA Credit Facilities are governed and secured by that certain Revolving Line of Credit Loan Agreement, Contract Line of Credit Loan Agreement and Security Agreement dated as of August 12, 2004 between Borrower and BOA, as modified by First Amendment to Revolving Line of Credit Loan Agreement, Contract Line of Credit Loan Agreement and Security Agreement dated as of June 30, 2005 (collectively, the “BOA Loan Agreement”). Pursuant to the BOA Loan Agreement, Borrower has granted to BOA, as security for the payment and performance of the BOA Credit Facilities, a security interest in all assets of the Borrower including, without limitation, all of the following property of Borrower, whether now owned or hereafter acquired: all of Borrower’s accounts, chattel paper, commercial tort claims, deposit accounts, documents, equipment, fixtures, general intangibles (including payment intangibles and software), instruments, inventory, investment property, intellectual property, money, supporting obligations (including letter of credit rights), all books and records and computer hardware, software and systems, all policies of insurance and the proceeds thereof, all additions and accessions to and replacements of the collateral described above, and all products and proceeds of all of the collateral described above (collectively, the “BOA Collateral”). The BOA Collateral secures the BOA Credit Facilities, as such facilities may be amended from time to time, and all other obligations of Borrower to BOA, whether now existing or hereafter created (collectively, the “BOA Debt”).

     Spectrum Sciences & Software Holdings Corp. (“Spectrum”), sole member of Borrower, has advanced to Borrower on a book-entry basis, without other documentation, the sum of Two Million One Hundred Fifty Thousand and 00/100 Dollars ($2,150,000.00)(the “Spectrum Loan”), which sum is carried by Borrower on its financial balance sheet as unsecured indebtedness to Spectrum. The Borrower is not entitled to, nor will Spectrum make, any further advances of money to Borrower, except (i) advances made with the prior written consent of BOA; (ii) advances to or for the benefit of Borrower with respect to specific labor or material costs charged to Borrower by its subcontractors thereby allowing Borrower to perform on the USAID Subcontract (as defined in the BOA Loan Agreement), and for such amounts so advanced, Spectrum may receive payment from Borrower for the goods or services provided by Borrower to Bechtel National, Inc. which were provided by Borrower’s subcontractors as a direct result of such advance(s) made by Spectrum, provided such payment is made from the proceeds received by Borrower from Bechtel National, Inc. for such goods or services provided; and (iii) such additional advances as Spectrum and Borrower may desire for working capital; provided that any such additional advances shall constitute part of the Spectrum Debt (as hereafter defined), shall be unsecured indebtedness and shall not be repaid to Spectrum until the BOA Credit Facilities and BOA Debt is finally and unavoidably paid. Further, Spectrum has not been granted and is not entitled to, and Borrower will not grant, any security interest in any assets of Borrower to secure the Spectrum Loan.

     As a condition and to induce BOA to extend and make advances under the BOA Credit Facilities or any other BOA Debt to Borrower, Spectrum has agreed to and does hereby subordinate any and all interests, liens, assignments, grants, encumbrances or any other types of transfers or claims in, of or to any of Borrower’s assets which may arise out of or be based upon the Spectrum Loan or any other obligation or indebtedness of Borrower to Spectrum of any kind, now existing or hereafter entered into or agreed to by Borrower, and all renewals, extensions, or modifications of any of the above (collectively, the “Spectrum Debt”), to any and all security interests, liens, assignments, grants, encumbrances or any other types of transfers of the BOA Collateral provided as collateral for the BOA Credit Facilities or other BOA Debt.

     As a further condition and to induce BOA to extend and make advances under the BOA Credit Facilities or any other BOA Debt to Borrower, Borrower has agreed to and does hereby agree not to make any payments on the Spectrum Debt so long as the BOA Credit Facilities are outstanding, and Spectrum has agreed to and does hereby agree that it shall not accept any payments on the Spectrum Debt until the BOA Credit Facilities are finally and unavoidably paid. Notwithstanding the foregoing, so long as no Event of Default (as defined in the BOA Loan Agreement) has occurred and is continuing, Borrower may (i) pay Accounts (as defined in the BOA Loan Agreement) owing to Spectrum for goods or services provided by Spectrum to Borrower from and after the date of this letter in the ordinary course of business, as long as such payments do not, in the aggregate, exceed the sum of $500,000.00 and are not applied in any manner as a credit against the Spectrum Loan, and (ii) pay Spectrum for the goods or services provided by Borrower to Bechtel National, Inc. which were provided by Borrower’s subcontractors to Borrower as a direct result of advance(s) made by Spectrum to Borrower to finance the provision of such goods and services, provided such payment is made from the proceeds received by Borrower from Bechtel National, Inc. for such goods or services provided.

     Borrower and Spectrum shall not modify, extend, supplement or increase the Spectrum Debt without the prior written consent of BOA.

     BOA may, without notice to or consent of Spectrum, extend, renew, modify or increase the BOA Credit Facilities or provide additional credit to Borrower, and may substitute, exchange or release collateral or letters of credit securing payment of the BOA Credit Facilities or any such additional credit as may be extended by BOA to Borrower, and may add or release any guarantor or surety on the BOA Credit Facilities or on any such additional credit extended by BOA.

     Spectrum and Borrower shall execute and deliver to BOA such further instruments and shall take such further action as BOA may from time to time reasonably request in order to carry out the provisions and intent of this letter agreement and to confirm that BOA is entitled to the benefits of this letter agreement and shall not act or permit any action prejudicial to or inconsistent with this letter agreement.

     Spectrum represents, warrants and covenants that the Spectrum Debt is owned solely by Spectrum, is payable only to Spectrum, is not and shall not be subject to any guaranty or surety, and is not in default. Spectrum covenants that it shall not sell, assign or otherwise transfer any of its interest in the Spectrum Debt.

     This letter agreement and the subordination granted herein shall terminate when BOA Credit Facilities are finally and unavoidably paid. The BOA Credit Facilities shall be deemed not to be paid in full, for purposes of this letter agreement, as long as BOA has any obligation with respect to the BOA Credit Facilities to make further advances to Borrower. However, this letter agreement and the subordination granted herein shall continue to be effective or be reinstated if any payment on the BOA Credit Facilities is rescinded, avoided, or for any reason returned by BOA because of any adverse claim or threatened action, as though such payment had not been made.

     Upon violation of this letter agreement by Spectrum or Borrower, BOA may accelerate the maturity of the BOA Credit Facilities so that all amounts owing with respect to the BOA Credit Facilities are immediately due and payable. Any sums received by Spectrum paid in violation of this letter agreement shall be held in trust by Spectrum. Spectrum shall pay to BOA all sums received by Spectrum paid in violation of this letter agreement, including any funds deemed held in trust for BOA. BOA is entitled to specific performance of this letter agreement and Borrower and Spectrum waive any defense based upon adequacy of remedy at law which may be asserted as a bar to the remedy of specific performance. No failure or delay on the part of BOA to exercise any right or remedy hereunder shall operate as a waiver thereof nor shall any partial exercise of any rights or remedies hereunder preclude any other or further exercise of such additional rights or remedies. The remedies provided herein are cumulative of any other remedies provided by law or otherwise held against Borrower.

     If any provision of this letter agreement is found to be invalid or unenforceable, the remainder of such provision and all other provisions of this letter agreement shall be valid and enforceable as if such unenforceable provisions were not written. Any notices, demands or requests shall be sufficiently given to Spectrum or BOA if in writing and mailed or delivered to the addresses shown for such party in this letter agreement and in the event either party hereto changes its address prior to the date the BOA Credit Facilities are paid in full, that party shall promptly give written notice to the other party of such change of address by registered or certified mail, return receipt requested, all charges prepaid. This letter agreement shall be binding upon the parties and their respective successors and assigns. BOA may assign or transfer its rights with respect to any of the BOA Credit Facilities to any person or entity, and such transferee shall thereupon become vested with all the rights in respect thereof granted to BOA herein. This letter agreement is irrevocable and no waiver or modification of any provision of this letter agreement shall be valid unless in writing and signed by all parties hereto. The interpretation and performance of this letter agreement shall be governed by the laws of the Commonwealth of Virginia.

     Spectrum shall pay to BOA, on demand, all fees and costs incurred by BOA in enforcing or defending this letter agreement against Spectrum, including without limitation, reasonable attorneys’ fees and collection costs.

     WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THIS LETTER AGREEMENT, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LETTER AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY WITH RESPECT HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT TO BOA TO ACCEPT THIS LETTER AGREEMENT.

THE PARTIES HERETO AGREE THAT THEY SHALL NOT HAVE A REMEDY OF PUNITIVE OR EXEMPLARY DAMAGES AGAINST THE OTHER IN ANY DISPUTE AND HEREBY WAIVE ANY RIGHT OR CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES THEY HAVE NOW OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY DISPUTE WHETHER THE DISPUTE IS RESOLVED BY ARBITRATION OR JUDICIALLY.

Spectrum, BOA and Borrower have signed this letter agreement below as of the day and year first above written to evidence their consent and agreement hereto.

Spectrum Sciences & Software Holding Corp.,
a Delaware corporation

By:	/s/ Darryl K. Horne	(SEAL)

Name: Darryl K. Horne
Title: President and Chief Executive Officer
Address:	3130 Fairview Park Drive, Suite 400
Falls Church, Virginia 22042
Attn: Darryl K. Horne
President and Chief Executive Officer

Bank of America, N.A.

By:	/s/ Michael J. Radcliffe	(SEAL)

Name: Michael J. Radcliffe
Title: Senior Vice President

Address:	Bank of America, N.A.
1101 Wootton Parkway, 4th Floor
Rockville, Maryland 20852
Attn: Michael J. Radcliffe
Senior Vice President

Horne Engineering Services, LLC,
a Virginia limited liability company,
successor by merger to Horne Engineering Services, Inc.,
a Virginia corporation

By:	Spectrum Sciences & Software Holding Corp., a Delaware corporation, its sole member

	By:	/s/ Darryl K. Horne	(SEAL)

Name: Darryl K. Horne
Title: President and Chief Executive Officer

Address:	3130 Fairview Park Drive, Suite 400
Falls Church, Virginia 22042
Attn: Darryl K. Horne
President and Chief Executive Officer

Guarantors’ Consent

     Darryl K. Horne and Charlene M. Horne, as Guarantors under a Guaranty, dated as of August 12, 2004 (the “Guaranty”), guaranteeing payment and performance of the BOA Credit Facilities, consents to the foregoing and annexed letter agreement and agrees that the transactions herein do not affect or impair their obligations under the Guaranty.

/s/ Darryl K. Horne	(SEAL)

Darryl K. Horne

/s/ Charlene M. Horne	(SEAL)

Charlene M. Horne

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